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                     VIRCO MFG. CORPORATION AND SUBSIDIARIES

         Exhibit (11) - Statement Re: Computation of Earnings Per Share



                                                                        1997        1996          1997           1996
                                                                     ---------     ---------     ---------     ---------
                                                                       Three Months Ended            Six Months Ended
                                                                       ------------------            ----------------
                                                                            July 31                      July 31
                                                                            -------                      -------
Primary:

Average Shares Outstanding                                           8,859,444     8,859,444     8,859,444     8,859,444

Net effect of dilutive stock options - based
on the treasury stock method using
average market price
                                                                       267,844       120,351       232,499       112,577
                                                                     ---------     ---------     ---------     ---------

Totals                                                               9,127,288     8,979,795     9,091,943     8,972,021
                                                                     =========     =========     =========     =========

Net Income (Loss)                                                    4,228,000     3,348,000     4,727,000     1,909,000
                                                                     =========     =========     =========     =========

Per Share Amount                                                           .46           .37           .52           .21
                                                                     =========     =========     =========     =========
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Weighted average shares outstanding are adjusted for three for two stock split declared August 19, 1997.